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Exhibit 21.1

SUBSIDIARIES OF LRR ENERGY, L.P.

Subsidiary	Jurisdiction of Organization
LRE Operating, LLC	Delaware

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  Exhibit 21.1
SUBSIDIARIES OF LRR ENERGY, L.P.